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														     Exhibit 20a
Fingerhut Receivables, Inc.                                        Fingerhut Master Trust                         Monthly Report
Certificateholder's Statement                                          Series 1994-1                                      Sep-97
Section 5.2                                        Class A          Class B         Class C          Class D         Total
(i)   Certificate Amount                       178,975,000.00    92,050,000.00   92,050,000.00   122,728,000.00   485,803,000.00
(ii)  Certificate Principal Distributed         59,658,333.33             0.00            0.00                     59,658,333.33
      Certificate Interest Distributed             829,126.55       447,912.74      476,550.52                      1,753,589.81
Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
Certificate Principal Distributed per $1,000       83.3333333        0.0000000       0.0000000
Certificate Interest Distributed per $1,000         1.1581597        4.8659722       5.1770833
(iv) Principal Collections                      47,988,623.26     6,170,348.89    6,170,348.89     8,226,774.37    68,556,095.41
(v)  Imputed Yield Collections                   5,068,571.62     2,056,782.96    2,056,782.96     2,734,820.08    11,916,957.62
      Recoveries                                   389,141.85       200,142.52      200,142.52       266,747.47     1,056,174.36
      Interest Earned on Prefunded Accounts              0.00             0.00            0.00             0.00             0.00
      Total Imputed Yield Collections            5,457,713.47     2,256,925.48    2,256,925.48     3,001,567.55    12,973,131.98
	Total Collections                       53,446,336.73     8,427,274.37    8,427,274.37    11,228,341.92    81,529,227.39
(vi) Aggregate Amount of Principal Receivables                                                                  1,189,743,054.27
     Invested Amount (End of Month)            178,975,000.00    92,050,000.00   92,050,000.00   122,728,000.00   485,803,000.00
     Floating Allocation Percentage               15.0431641%       7.7369647%      7.7369647%      10.3155046%      40.8325981%
     Invested Amount (Beginning of Month)      238,633,333.33    92,050,000.00   92,050,000.00   122,728,000.00   545,461,333.33
     Average Daily Invested Amount                                                                                534,565,212.67
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                          74.10%  1,175,456,301.75
       30 Days to 59 Days                                                                                6.25%     99,124,681.90
       60 Days to 89 Days                                                                                4.23%     67,076,882.92
       90 Days and Over                                                                                 15.42%    244,666,205.79
	 Total Receivables                                                                             100.00%  1,586,324,072.36
(viii) Aggregate Investor Default Amount                                                                            8,498,405.36
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       20.72%
(ix)  Certificate Charge-Offs
      Class A                                                                                                              0.00
      Class B                                                                                                              0.00
      Class C                                                                                                              0.00
	 Total Certificate Charge-Offs                                                                                     0.00
(x)   Servicing Fee
      Class A                                                                                                        397,722.36
      Class B                                                                                                        153,416.76
      Class C                                                                                                        153,416.76
      Class D                                                                                                        204,546.72
	Total Servicing Fee                                                                                          909,102.60
(xi)  Pool Factor
      Class A                                                                                                         0.2500000
      Class B                                                                                                         1.0000000
      Class C                                                                                                         1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                                              0.00
      Class C                                                                                                              0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month.                                        1,472,216.32
(xiii) Excess Funding Account Balance                                                                                      0.00
       Prefunding Account Balance                                                                                          0.00
(xiv) Class C Trigger Event Occurrence                                                                                     None
      Class C Reserve Amount                                                                                                N/A
Average Net Portfolio Yield                                                                                            10.9119%
Minimum Base Rate                                                                                                       8.1740%
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